THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT, dated as of December 21, 2008 (this “Agreement”), is made by and between C&S Wholesale Grocers, Inc., a Vermont corporation having an address at 7 Corporate Drive, Keene, NH 03431 (“C&S”), and The Penn Traffic Company, a Delaware corporation having an address at 1200 State Fair Boulevard, Syracuse, NY 13221 (“Penn Traffic”) and Big M Supermarkets, Inc., a New York corporation and wholly-owned subsidiary of Penn Traffic having an address at 1200 State Fair Boulevard, Syracuse, NY 13221 (“Big M”, and together with Penn Traffic, the “Seller Companies”).

WITNESSETH:

WHEREAS, C&S and the Seller Companies have entered into that certain Asset Purchase Agreement, dated as of December 17, 2008 (the “APA”);

WHEREAS, pursuant to the APA, the Seller Companies have sold to C&S, and C&S has purchased from the Seller Companies, all of the Seller Companies’ right, title and interest in and to substantially all of the assets owned by the Seller Companies relating to the Wholesale Business (including, without limitation, the Customer Agreements);

WHEREAS, Penn Traffic and C&S have entered into that certain Third Party Logistics Agreement dated as of the date hereof (the “3PL Agreement”), whereby Penn Traffic will perform certain warehouse, transportation and distribution services to or for the benefit of C&S as of the Closing with regard to the Wholesale Customers, any New Customers and the Wholesale Business;

WHEREAS, as a material inducement to C&S entering into, and performing under, the APA, the Seller Companies have agreed to provide certain transition services to or on behalf of C&S with regard to the Wholesale Business following the Closing, upon the terms and conditions set forth herein;

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the APA, provided, that, the “Wholesale Business” as used herein shall mean the Seller Companies’ wholesale grocery business including the businesses associated with the Customer Sandwich Leases and the Facilities, and the assets used in providing and services to be provided hereunder and under the 3PL Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows, effective as of the Closing Date:

1.           Description of RWS Services.

a.
The Seller Companies shall provide: (i) the Wholesale Customers with the retail services that the Seller Companies were generally providing to the Wholesale Customers, and (ii) C&S with all the systems, support and administrative services that the Seller Companies were generally providing to the Wholesale Business, in each case, within the trailing twelve (12) months prior to the Closing Date (the “Trailing 12 Months”), set forth on Schedule 1(a) attached hereto (the “RWS Services”).  If requested by C&S, the Seller Companies shall also provide (i) RWS Services directly to any New Customers, and to C&S with respect to any such New Customers, and (ii) any RWS Services that the Seller Companies did not provide directly to specific Wholesale Customers, or to C&S with respect to such Wholesale Customers, in each case during the Trailing 12 Months (“Expanded RWS Services”); provided, that, C&S shall provide the Seller Companies with reasonable advance notice of any New Customers, or Wholesale Customers requiring Expanded RWS Services, and the specific level and scope of services that such New Customers or Wholesale Customers will require.

b.
The Seller Companies will provide each Wholesale Customer with a level and scope of RWS Services after the Closing Date that is equal to the greater of (i) the level and scope of RWS Services that such Wholesale Customer was receiving within the Trailing 12 Months, and (ii) the level and scope of RWS Services that are required under or pursuant to the terms of any Customer Supply Agreement or Customer License Agreement in effect with such customer as of the Closing Date.  The Seller Companies will provide C&S with the same level and scope of RWS Services after the Closing Date that the Wholesale Business was receiving from the Seller Companies through its “Corporate Division” or otherwise within the Trailing 12 Months.  Each Wholesale Customer (or C&S, with respect to such customer) who receives Expanded RWS Services will receive up to a level and scope of such services from the Seller Companies after the Closing Date that is equal to the level and scope of such services generally available to the Wholesale Customers (or C&S, with respect to such customers) during the Trailing 12 Months.  Any New Customers (or C&S, with respect to such customer) shall not be entitled to receive any Expanded RWS Services from the Seller Companies that are beyond the level or scope of RWS Services generally available to the Wholesale Customers (or C&S, with respect to such customers) during the Trailing 12 Months.  Notwithstanding the foregoing, C&S reserves the exclusive right, in its sole discretion, to temporarily or permanently reduce the level or scope of all or any of the RWS Services and Expanded RWS Services (or portions thereof) provided to all or any of the Wholesale Customers or the New Customers at any time; provided, that, C&S must provide thirty (30) days’ advance written notice to Penn Traffic of any such reduction (unless such notice would be impracticable under the circumstances).  Notwithstanding the foregoing, C&S shall not implement any such reduction with regard to the Wholesale Customers (or C&S, with respect to such customers) prior to the first anniversary of the Closing Date unless (i) such reduction, individually or in the aggregate with any other reductions, is immaterial to the Wholesale Business as of the date hereof, or (ii) C&S has arranged for the RWS Services or Expanded RWS Services it has elected the Seller Companies will cease to provide to Wholesale Customers to continue to be provided to the Wholesale Customers (through in-sourcing or otherwise), and Penn Traffic has agreed in writing to such arrangement (which agreement shall not be unreasonably withheld, delayed or conditioned), or (iii) a Wholesale Customer has requested the reduction, or (iv) Penn Traffic has agreed in writing to such reduction.

2.	[Intentionally Omitted.]

3.           Term of RWS Services.  The Seller Companies shall provide the RWS Services and any Expanded RWS Services for an initial term of three (3) years, which 3-year period shall commence as of the Closing Date (the “Initial Term”).  Provided that C&S is not then in default under this Agreement beyond any applicable cure period, C&S shall have the option of renewing this Agreement with regard to the RWS Services and/or any Expanded RWS Services (or any portion thereof) for two (2) additional terms of one (1) year each (together, the “Renewal Periods,” or, individually, a “Renewal Period”).  C&S shall provide the Seller Companies with written notice of the exercise of its renewal option not later than ninety (90) days prior to the expiration of the Initial Term or the first Renewal Period, as the case may be.

4.	Payment for RWS Services.

a.	In consideration of the RWS Services to be provided during the Initial Term to Wholesale Customers and C&S (but not New Customers), C&S shall pay [*].

b.
In consideration of the RWS Services to be provided to New Customers and C&S, and the Expanded RWS Services to be provided to Wholesale Customers and C&S, in each case, during the Initial Term, C&S shall pay Penn Traffic [*].

Each Sunday, Penn Traffic shall electronically transmit to C&S a statement (the “Weekly TSA Statement”) setting forth all amounts payable by C&S pursuant to this Section 4(b) and Sections 4(a), 4(d), 7(a), 7(b), 10 and 13 hereof for Transition Services provided by the Seller Companies during the immediately preceding seven days (collectively, the “Weekly TSA Statement Amount”).   [*].

c.
In the event that C&S reduces the level or scope of all or any of the RWS Services (or portions thereof) during the Initial Term, pursuant to (and subject to the limitations in) subsection 1(b), [*] all fees payable under subsection 4(a) shall not be subject to reduction or return to C&S, unless such service reduction is the result of a material breach by the Seller Companies of its obligations hereunder that extends beyond any applicable cure period (in which case the parties shall negotiate an appropriate reduction to, and  return of, the fees payable pursuant to subsection 4(a), including [*]).

d.
In consideration of (i) the RWS Services to be provided to C&S, New Customers and Wholesale Customers and (ii) the Expanded RWS Services to be provided to Wholesale Customers and C&S during a Renewal Period, if any, C&S shall pay Penn Traffic [*].

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

e.
In the event that C&S reduces the level or scope of (i) all or any of the Expanded RWS Services (or portions thereof) during the Initial Term, or (ii) all or any of the RWS Services or the Expanded RWS Services (or portions thereof) during a Renewal Period, pursuant to subsection 1(b), Penn Traffic shall not invoice C&S for any costs associated with the services that have been reduced and C&S shall not be responsible for any costs associated therewith.

5.           Description of Retail Accounting Services.

a.
In addition to the RWS Services described herein, the Seller Companies shall also provide each Wholesale Customer the retail accounting services that the Seller Companies were generally providing to such Wholesale Customer within the Trailing 12 Months (the “Retail Accounting Services”) set forth on Schedule 5(a) attached hereto. If requested by C&S, the Seller Companies shall also provide (i) any New Customers with the Retail Accounting Services, and (ii) any Wholesale Customers with additional Retail Accounting Services that the Seller Companies did not provide to those specific Wholesale Customers during the Trailing 12 Months (“Expanded Retail Accounting Services”); provided, that, C&S shall provide Penn Traffic with reasonable advance notice of any New Customers, or Wholesale Customers requiring Expanded Retail Accounting Services, and the specific level and scope of services that such New Customers or Wholesale Customers will require.

b.
The Seller Companies will provide each Wholesale Customer with a level and scope of Retail Accounting Services after the Closing Date that is equal to the greater of (i) the level and scope of Retail Accounting Services that such Wholesale Customer was receiving within the Trailing 12 Months, and (ii) the level and scope of Retail Accounting Services that are required under or pursuant to the terms of any Customer Supply Agreement or Customer License Agreement in effect with such customer as of the Closing Date.  Each Wholesale Customer who receives Expanded Retail Accounting Services will receive up to a level and scope of such services from the Seller Companies after the Closing Date that is equal to the level and scope of such services generally available to the Wholesale Customers during the Trailing 12 Months.  It is further the intent of the parties that any New Customers shall not be entitled to receive any retail accounting services from the Seller Companies that are beyond the level or scope of Retail Accounting Services that was generally available to the Wholesale Customers during the Trailing 12 Months.  Notwithstanding the foregoing, C&S reserves the exclusive right, in its sole discretion, to temporarily or permanently reduce the level or scope of all or any of the Retail Accounting Services (or portions thereof) provided to all or any of the Wholesale Customers or the New Customers at any time; provided, that, C&S must provide thirty (30) days’ advance written notice to Penn Traffic of any such reduction (unless such notice would be impracticable under the circumstances).  Notwithstanding the foregoing, C&S shall not implement any such reduction with regard to the Wholesale Customers prior to the first anniversary of the Closing Date unless (i) such reduction, individually or in the aggregate with any other reductions, is immaterial to the Wholesale Business, or (ii) C&S has arranged for the Retail Accounting Services it has elected the Seller Companies will cease to provide to continue to be provided to the Wholesale Customers (through in-sourcing or otherwise), and Penn Traffic has agreed in writing to such arrangement (which agreement shall not be unreasonably withheld, delayed or conditioned), or (iii) a Wholesale Customer has requested the reduction, or (iv) Penn Traffic has agreed in writing to such reduction.

6.           Term of Retail Accounting Services.  The Seller Companies shall provide the Retail Accounting Services and any Expanded Retail Accounting Services for an initial term of one (1) year, which 1-year period shall commence as of the Closing Date (the “Initial Accounting Term”).  Provided that C&S is not then in default under this Agreement beyond any applicable cure period, C&S shall have the option of renewing this Agreement with regard to the Retail Accounting Services or any Expanded Retail Accounting Services (or any portion thereof) for two (2) additional terms of one (1) year each (together, the “Accounting Renewal Periods,” or, individually, an “Accounting Renewal Period”).  C&S shall provide Penn Traffic with written notice of the exercise of its renewal option at least ninety (90) days prior to the expiration of the Initial Accounting Term or the first Accounting Renewal Period, as the case may be.

7.	Payment for Retail Accounting Services.

a.	In consideration of the Retail Accounting Services to be provided during the Initial Accounting Term to Wholesale Customers, C&S shall pay [*] to Penn Traffic, payable as follows: [*].

b.
In consideration of the Retail Accounting Services to be provided to New Customers, and any Expanded Retail Accounting Services provided to Wholesale Customers, in each case, during the Initial Accounting Term, C&S shall pay [*].

c.
In the event that C&S reduces the level or scope of all or any of the Retail Accounting Services (or portions thereof) during the Initial Accounting Term, pursuant to subsection 5(b), the fees payable under subsection 7(a) shall not be subject to reduction or return to C&S, unless such service reduction is the result of a material breach by Penn Traffic of its obligations hereunder that extends beyond any applicable cure period (in which case the parties shall negotiate an appropriate reduction to, or return of, the fees payable pursuant to subsection 7(a)).

d.	[*].

e.
In the event that C&S reduces the level or scope of (i) all or any of the Expanded Accounting Services (or portions thereof) during the Initial Accounting Term, or (ii) all or any of the Retail Accounting Services or any Expanded Retail Accounting Services (or portions thereof) during an Accounting Renewal Period, pursuant to subsection 5(b), Penn Traffic shall not invoice C&S for any costs associated with the services that have been reduced and C&S shall not be responsible for any costs associated therewith.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

8.           Description of Miscellaneous Services.

a.
The Seller Companies shall also provide each Wholesale Customer the miscellaneous services that the Seller Companies were generally providing to such Wholesale Customer within the Trailing 12 Months (the “Miscellaneous Services”) set forth on Schedule 8(a) attached hereto.  If requested by C&S, the Seller Companies shall also provide (i) any New Customers with the Miscellaneous Services, and (ii) any Wholesale Customers with additional Miscellaneous Services that the Seller Companies did not provide to those specific Wholesale Customers during the Trailing 12 Months (“Expanded Miscellaneous Services”); provided, that, C&S shall provide the Seller Companies with reasonable advance notice of any New Customers, or Wholesale Customers requiring Expanded Miscellaneous Services, and the specific level and scope of services that such New Customers or Wholesale Customers will require.

b.
The Seller Companies will provide each Wholesale Customer with a level and scope of Miscellaneous Services after the Closing Date that is equal to the greater of (i) the level and scope of Miscellaneous Services that such Wholesale Customer was receiving within the Trailing 12 Months, and (ii) the level and scope of Miscellaneous Services that are required under or pursuant to the terms of any Customer Supply Agreement or Customer License Agreement in effect with such customer as of the Closing Date.  Each Wholesale Customer who receives Expanded Miscellaneous Services will receive up to a level and scope of such services from the Seller Companies after the Closing Date that is equal to the level and scope of such services generally available to the Wholesale Customers during the Trailing 12 Months.  Any New Customers shall not be entitled to receive any Miscellaneous Services from the Seller Companies that are beyond the level or scope of Miscellaneous Services generally available to the Wholesale Customers during the Trailing 12 Months.  Notwithstanding the foregoing, C&S reserves the exclusive right, in its sole discretion, to temporarily or permanently reduce the level or scope of all or any of the Miscellaneous Services and Expanded Miscellaneous Services (or portions thereof) provided to all or any of the Wholesale Customers  or the New Customers at any time; provided, that, C&S must provide thirty (30) days’ advance written notice to Penn Traffic of any such reduction (unless such notice would be impracticable under the circumstances). Notwithstanding the foregoing, C&S shall not implement any such reduction with regard to the Wholesale Customers prior to the first anniversary of the Closing Date unless (i) such reduction, individually or in the aggregate with any other reductions, is immaterial to the Wholesale Business, or (ii) C&S has arranged for the Miscellaneous Services or Expanded Miscellaneous Services it has elected the Seller Companies will cease to provide to continue to be provided to the Wholesale Customers (through in-sourcing or otherwise), and Penn Traffic has agreed in writing to such arrangement (which agreement shall not be unreasonably withheld, delayed or conditioned), or (iii) a Wholesale Customer has requested the reduction, or (iv) Penn Traffic has agreed in writing to such reduction.

9.           Term of Miscellaneous Services.  The Seller Companies shall provide the Miscellaneous Services for an initial term of one (1) year, which 1-year period shall commence as of the Closing Date (the “Initial Miscellaneous Term”).  Provided that C&S is not then in default under this Agreement beyond any applicable cure period, C&S shall have the option of renewing this Agreement with regard to the Miscellaneous Services (or any portion thereof) for two (2) additional terms of one (1) year each (together, the “Miscellaneous Renewal Periods,” or, individually, a “Miscellaneous Renewal Period”).  C&S shall provide Penn Traffic with written notice of the exercise of its renewal option at least ninety (90) days prior to the expiration of the Initial Miscellaneous Term or the first Miscellaneous Renewal Period, as the case may be.

10.           Payment for Miscellaneous Services.

a.
In consideration of the Miscellaneous Services to be provided during the Initial Miscellaneous Term and any Miscellaneous Renewal Period to Wholesale Customers or New Customers, C&S shall pay to Penn Traffic the amounts set forth on Schedule 8(a) hereto (specifically excluding any severance or multi-employer or company pension plan withdrawal costs).  These amounts shall be included in the Weekly TSA Statement Amount, all estimates thereof, and the credit provided by C&S on the Weekly Statement (unless they have already been paid by C&S), in each case pursuant to Section 4(b) hereof.

b.
In the event that C&S reduces the level or scope of all or any of the Miscellaneous Services or any Expanded Miscellaneous Services (or portions thereof) during the Initial Miscellaneous Term or during a Miscellaneous Renewal Period, pursuant to subsection 8(b), Penn Traffic shall not invoice C&S for any costs associated with the services that have been reduced and C&S shall not be responsible for any costs associated therewith.

11.           Description of Wholesale Employee Services.

a.
In addition to the RWS Services, Retail Accounting Services and Miscellaneous Services described herein, the Seller Companies shall also provide C&S with all of the wholesale services that were generally being provided to the Wholesale Business within the Trailing 12 Months by the Wholesale Employees listed on Schedule 11(a) attached hereto (the “Wholesale Employee Services”).

b.
The Seller Companies will provide C&S with the same level and scope of Wholesale Employee Services from the Seller Companies after the Closing Date that the Wholesale Business was receiving from the Seller Companies through their Wholesale Employees within the Trailing 12 Months.

12.           Term of Wholesale Employee Services.  The Seller Companies shall provide the Wholesale Employee Services during the period, if any, from the Closing Date until the Employee Closing (the “WES Term”).  The WES Term may be extended by mutual agreement of the parties.

13.           Payment for Wholesale Employee Services. In consideration of the Wholesale Employee Services to be provided during the WES Term, C&S shall pay [*].

14.           Service Standards.  The Seller Companies shall perform the RWS Services, the Expanded RWS Services, the Retail Accounting Services, the Expanded Retail Accounting Services, the Miscellaneous Services, the Expanded Miscellaneous Services and the Wholesale Employee Services (collectively, the “Transition Services”) (i) in compliance in all material respects with all applicable laws, regulations and rules (and the Seller Companies shall maintain all material permits and licenses necessary to enable Penn Traffic or Big M to provide such Transition Services),  (ii) with substantially the same degree of care, promptness, accuracy, skill and diligence and in substantially the same manner as such services were provided to the Wholesale Business in the Trailing 12 Months (including, but not limited to, financial and operational reporting with substantially the same frequency, format and detail as during such Trailing 12 Months and without any material deterioration in quality or promptness), and (iii) in all respects in accordance with any terms, conditions and parameters set forth in Schedules 1(a), 5(a), 8(a) and 11(a) attached hereto.  In addition to the foregoing, Penn Traffic conducted certain accounting and reporting, pursuant to certain allocation methodologies employed by Penn Traffic, during the fiscal year ended February 2, 2008 with regard to the RWS Services, the Retail Accounting Services and the Miscellaneous Services.  Penn Traffic hereby covenants and agrees to continue to perform such accounting and reporting services, using such allocation methodologies, during the term hereof for the benefit of C&S and/or its Wholesale or New Customers as part of the Transition Services provided hereunder, including but not limited to those accounting and reporting services set forth on Schedule 14 attached hereto, which Penn Traffic represents are consistent with the accounting and reporting, and underlying allocation methodologies, conducted during the fiscal year ended February 2, 2008, with the exception of sub-schedule 24  (entitled “Warehouse & Distribution Allocation Summary”) set forth in Schedule 14 attached hereto which contains certain negotiated adjustments to such methodologies.  All such reporting and accounting by Penn Traffic under this Section 14 shall be with the same frequency and detail as provided during the fiscal year ended February 2, 2008.

15.           Sufficiency of Services.

a.
Each of the Seller Companies represents and warrants that the Transition Services to be provided by the Seller Companies hereunder, when taken together with the services to be provided under the 3PL Agreement, the Acquired Assets, the businesses associated with the Customer Sandwich Leases and the Facilities, and the services set forth on Schedule 15(a) attached hereto (the “Additional Services”), constitute, in all material respects, the same services used by or provided to the Wholesale Business within the Trailing 12 Months. The Seller Companies agree to provide the Additional Services for at least twelve (12) months following the Closing Date and to provide such Additional Services (i) in compliance in all material respects with all applicable laws, regulations and rules (and the Seller Companies shall maintain all material permits and licenses necessary to enable Penn Traffic or Big M to provide such Additional Services), and (ii) with substantially the same degree of care, promptness, accuracy, skill and diligence and in substantially the same manner as such Additional Services were provided to the Wholesale Business in the Trailing 12 Months (without any material deterioration in quality or promptness).  All such Additional Services shall be provided by the Seller Companies directly to the Wholesale Customers and any New Customers, and the Seller Companies shall be responsible for all expenses and entitled to all revenues associated with their provision of the Additional Services.  Notwithstanding the foregoing, the Seller Companies shall not directly solicit Wholesale Customers and any New Customers for the provision of the Additional Services and any such Additional Services shall be arranged through C&S.

b.
If, after the Closing Date, the level or scope of the Transition Services, when taken together with the services to be provided under the 3PL Agreement, the Acquired Assets, and the Additional Services, are insufficient to enable C&S to operate the Wholesale Business as it was operated by the Seller Companies in the ordinary course within the Trailing 12 Months (exclusive of the businesses associated with the Customer Sandwich Leases and the Facilities), the Seller Companies shall, as soon as reasonably practicable but in no event later than ten (10) days after receiving written notice from C&S indicating such deficiency, begin to provide, or arrange for the provision of, such additional services as are necessary to cure such deficiency.  The parties shall in good faith designate the deficient service as either a RWS Service, a Retail Accounting Service, a Miscellaneous Service, a Wholesale Employee Service or an Additional Service, and such designation shall be used to determine whether and how Penn Traffic will be compensated for the provision of the deficient service.  In addition to the foregoing, if, after the Closing Date, a party believes that a Transition Service described in the Schedules attached hereto has been incorrectly designated as either a RWS Service, a Retail Accounting Service, a Miscellaneous Service, a Wholesale Employee Service or an Additional Service, the parties shall meet and, in good faith, provide a designation for the Transition Service(s) in question that is consistent with its treatment by the Seller Companies in the Trailing 12 Months.

16.           Books and Records; Audits.

a.
At C&S’ expense, C&S may have Penn Traffic’s records audited to confirm the Seller Companies’ costs relating to the performance of the Transition Services under this Agreement. [*]. Any such audit will be conducted at Penn Traffic’s premises by a nationally or regionally recognized third party auditing firm acceptable to Penn Traffic in its reasonable discretion and any review hereunder shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential.  C&S shall have the right to have a representative, to be mutually agreed upon by the parties, present and participating as necessary during such audit.  Upon Penn Traffic’s request, prior to commencement of the audit, C&S agrees to require such third party auditing firm to execute any reasonable confidentiality agreement provided by Penn Traffic.  C&S will be limited to [*] audits during each year subsequent to the date hereof that Penn Traffic continues to provide services hereunder, and each audit will be limited to information related to the [*] period immediately preceding the audit.  Notwithstanding the preceding sentence, in the event that a discrepancy is discovered by an audit during the [*] covered by such audit, then the audit may include prior periods (up to a total of [*] years) but only to verify that the same discrepancy had not occurred during such prior periods.  If the same error is found in the [*] prior years then C&S is authorized to recoup the monies due because of the error, as well as reasonable associated expanded audit fees for additional transaction testing by the third party audit firm. Unless any significant discrepancies are found, each such audit shall be completed within fifteen (15) business days.  The parties' mutual objective is to identify and resolve any errors promptly after they occur rather than to rely upon the audit procedure to identify errors.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

b.
Penn Traffic shall maintain complete and detailed records, data, information and statements in auditable form and quality in respect of all activities related to the provision of Transition Services on behalf of C&S and to all of Penn Traffic’s other obligations under this Agreement, as information fully integrated into the overall financial statements maintained by Penn Traffic in the ordinary course of business.  Penn Traffic shall prepare and maintain for a period of not less than [*] years following the end of each fiscal year, adequate books and records with respect to:  (i) Penn Traffic’s performance of Transition Services under this Agreement, (ii) all amounts charged or credited by Penn Traffic to C&S under this Agreement, (iii) all costs arising under this Agreement and (iv) such other records, data or information as may be set forth under this Agreement or by C&S from time to time.  The books and records shall be maintained consistent with GAAP, consistently applied, and shall be in a form suitable for audit, review and copying and shall be made available as reports produced from Penn Traffic’s overall financial statements maintained by Penn Traffic for its entire operations in the ordinary course of business.  All books and records shall be maintained in accordance with Penn Traffic’s document retention policy.

c.
In addition to the foregoing, the Seller Companies shall provide C&S with reasonable access to the Seller Companies’ books, records and Facilities in order to conduct inspections regarding the performance of the Transition Services.  Such access shall be requested upon at least two (2) days’ advance notice, shall be conducted during normal business hours and shall not materially interfere with the conduct of the Seller Companies’ business.

17.           Customer Relationships; Confidential Information.

a.
In connection with providing the Transition Services, the Seller Companies shall (i) not impair C&S’s development and maintenance of positive business relationships with the Wholesale Customers, any New Customers, the vendor community and all other third parties involved with or relating to the Wholesale Business, and (ii) promptly notify C&S upon the occurrence of an event which may result in a material adverse change in the Wholesale Business or C&S’s relationship with any Wholesale Customer or New Customer, including, but not limited to, complaints by Wholesale Customers or New Customers or defaults in payment or performance by such Wholesale Customers or New Customers.  Prior to the first anniversary of the Closing Date, C&S shall provide Penn Traffic with prompt notice of any event which may result in a material adverse change in the Wholesale Business or C&S’s relationship with any Wholesale Customer or New Customer, including any complaints by Wholesale Customers or New Customers or defaults in payment or performance by such Wholesale Customers or New Customers, or if such customer ceases to be supplied by C&S.  Following the first anniversary of the Closing Date, C&S shall provide Penn Traffic with prompt notice of any Wholesale Customer or New Customer that ceases to be supplied by C&S. The parties shall reasonably cooperate in resolving any customer complaints.  The Seller Companies shall not take any enforcement actions with regard to defaults by the Wholesale Customers or New Customers, without C&S’s prior consent.

b.
Penn Traffic acknowledges that C&S has ultimate control over, and final decision-making authority with regard to, the Wholesale Business and the business relationships with the Wholesale Customers and the New Customers.  As such, Penn Traffic will seek guidance, instruction and authorization from C&S as necessary or appropriate in connection with Penn Traffic’s provision of the Transition Services, including, but not limited to, setting or revising the charges to the Wholesale Customers and New Customers for any of the Transition Services.

c.
Each party hereto acknowledges that, in connection with Penn Traffic’s provision of the Transition Services, it may have access to Confidential Information relating to the Transition Services, the Wholesale Business, the Wholesale Customers, the New Customers and/or the other party.  Each party hereto shall (i) maintain the other’s Confidential Information in strict confidence, (ii) use such Confidential Information only as necessary to provide the Transition Services or perform its obligations hereunder, as the case may be, and for no other purpose, and (iii) not disclose the Confidential Information to any third party (except as required by applicable law, but only after discussing such disclosure with the other party and giving that party opportunity to seek an adequate protective order).  Each party agrees that it will allow access to such Confidential Information only to those employees or third party agents who have a need to know such confidential information and have been apprised of such party’s obligations hereunder.  Further, each party agrees, upon request, to execute any confidentiality agreement provided by the requesting party and shall cause its officers or other employees (or third party agents) who will have access to Confidential Information to execute any individual affirmations of their confidentiality obligations as requested and in a form provided by the requesting party and reasonably satisfactory to the requested party. As used herein, “Confidential Information” shall mean all non-public information relating to either party, the Transition Services, the Wholesale Business and/or the Wholesale Customers and the New Customers, including, but not limited to, C&S’s Wholesale Customer List, and each party’s business methods, pricing, margins, rebates, vendor information, customer programs and account information.

d.
Penn Traffic acknowledges C&S owns the inventory being supplied to the Wholesale Customers and the New Customers and any amounts paid by C&S for the Transition Services provided herein shall not reflect or relate to the cost of such inventory.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

18.           Insurance.  Penn Traffic shall purchase and maintain, at its own expense, insurance coverages in such amounts as are deemed commercially reasonable and consistent with industry practices in relation to Penn Traffic’s provision of the Transition Services.  All insurance coverages must be provided by insurance companies that are financially sound with a rating of A or higher by A.M. Best Co as of the Closing Date.  Penn Traffic shall provide C&S with certificates evidencing all insurance coverages maintained in accordance with this Section 18.

19.           Representations and Warranties.

Each of the Seller Companies hereby represents and warrants as follows:

a.
None of the Wholesale Employees provided any of the RWS Services, Retail Accounting Services, Miscellaneous Services or the Additional Services for or on behalf of the Seller Companies within the Trailing 12 Months.  Following the Closing, none of the services of the Wholesale Employees shall be required by the Seller Companies to adequately perform the Transition Services, with the exception of the Wholesale Employee Services during the WES Term.

b.
During the period covered by the Adjusted Wholesale P&L Statement, (i) the Retail Accounting Services and Miscellaneous Services were provided by employees of the Seller Companies, the actual expenses of which were reflected on the Adjusted Wholesale P&L Statement, (ii) the adjustments to the Adjusted Wholesale P&L Statement include an $[*] charge for certain RWS Services provided by Seller Companies through its “Corporate Division”, and (iii) the Additional Services were provided by employees of the Seller Companies, the expenses of which were not reflected on the Adjusted Wholesale P&L Statement.

c.
The Adjusted Wholesale P&L Statement (i) contains all revenues and expenses associated with the Retail Accounting Services and Miscellaneous Services, (ii) contains the revenues but not the expenses associated with the RWS Services, other than the $[*] charge for certain RWS Services provided by Seller Companies through its “Corporate Division” reflected in the adjustments to the Adjusted Wholesale P&L Statement, and (iii) does not include revenues and expenses associated with the Additional Services.

d.
Penn Traffic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Penn Traffic has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  This Agreement is a valid and binding obligation of Penn Traffic, enforceable against Penn Traffic in accordance with its terms.

e.
Big M is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  Big M has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  This Agreement is a valid and binding obligation of Big M, enforceable against Big M in accordance with its terms.

C&S hereby represents and warrants as follows:

a.
C&S is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont.  C&S has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.  This Agreement is a valid and binding obligation of C&S, enforceable against C&S in accordance with its terms.

20.	Certain Covenants.

Each of the Seller Companies hereby covenants as follows:

a.	[*].

b.
The Seller Companies will cooperate with C&S in notifying all Wholesale Customers of the sale of the Wholesale Business to C&S prior to Closing and in providing payment instructions to such Wholesale Customers for the services and products to be purchased by such customers from C&S.  C&S shall establish a bank deposit account for the receipt of all payments from the Wholesale Customers or New Customers (the “Deposit Account”).  The Seller Companies acknowledge that (i) all revenues associated with or generated by C&S’ operation of the Wholesale Business (including, but not limited to, revenues arising from the Wholesale Customers and any New Customers) following the Closing Date will belong to, and be for the account of, C&S, with the exception of revenues associated with the Additional Services, and (ii) any funds collected or received by the Seller Companies from the Wholesale Customers or any New Customers in connection with delivery of, or in accordance with, the RWS Services, the Expanded RWS Services, the Retail Accounting Services, the Expanded Retail Accounting Services, the Miscellaneous Services, the Expanded Miscellaneous Services or the Wholesale Employee Services, or the operation of the Wholesale Business by C&S following the Closing Date, shall belong to, and be for the account of, C&S.  The Seller Companies shall hold all such funds in trust for the benefit of C&S and shall, on a daily basis, deposit such funds into the Deposit Account.  The Seller Companies shall provide C&S with a daily report of the funds deposited directly into the Deposit Account by Wholesale Customers and any New Customers and any funds received or collected from Wholesale Customers, New Customers or otherwise by the Seller Companies.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

c.
In connection with those Transition Services provided by the Seller Companies that require the Seller Companies to advance funds or make third party payments on behalf of a Wholesale Customer or any New Customer (including, but not limited to, any DSD payables or rent), C&S shall establish a bank disbursement account with the funds necessary to meet such accounts payable on behalf of the Wholesale Customers or New Customers (the “Disbursement Account”).  The Seller Companies, solely for the purpose of performing the Transition Services, shall have access to the Disbursement Account and, upon instructions from C&S, shall have the authority to disburse funds from such account.  The Seller Companies shall provide C&S with daily reporting of the funds disbursed by the Seller Companies from the Disbursement Account.  The Seller Companies acknowledge that C&S will have full visibility with regard to the Disbursement Account.

d.
To the extent it would not be inconsistent with the manner in which the Seller Companies provided the Transition Services in the Trailing 12 Months, the Seller Companies will not prefer or advantage the Corporate Stores over the Wholesale Customers or the New Customers in their provision of the Transition Services hereunder.  The Seller Companies will employ the same business practices with respect to the Transition Services after the Closing as the Seller Companies employed while it was operating the Wholesale Business during the Trailing 12 Months.

e.
Penn Traffic shall not assign, sublease, license, terminate or otherwise convey or encumber its leasehold interests at the Facilities during the period that Penn Traffic is providing any of the Transition Services if such transaction would impair Penn Traffic’s ability to perform any of its obligations under this Agreement.

f.
[*].  The Budgeted Funds, netted to a daily settlement amount, are set forth in Schedule 20(f) attached hereto.  Penn Traffic will either (i) remit to C&S on the Weekly TSA Statement the net allocable portion of the Budgeted Funds to which C&S is entitled under this subsection (f) or (ii) take credit on the Weekly TSA Statement in the amount of the net allocable portion of the Budgeted Funds to which Penn Traffic is entitled under this subsection (f), as and when earned by Penn Traffic or C&S, based upon Penn Traffic’s estimate of the Budgeted Funds for the applicable period (the “Budgeted Funds Allocation”), which will be reconciled to actual results on a monthly, quarterly and annual basis.  [*].

21.
Exclusive Remedy; Survival.  In the absence of fraud or an intentional and knowing breach of this Agreement and except with regard to remedies that cannot be waived as a matter of law and injunctive or provisional relief (including an action for specific performance), the indemnification provisions set forth in Article XI of the APA shall provide the exclusive remedy for breach of any representation, warranty, covenant or agreement set forth in this Agreement; provided, that, Section 11.4 of the APA shall not apply to this Agreement.  All representations and warranties herein shall survive in accordance with Section 13.10 of the APA.  The covenants and agreements contained in this Agreement shall survive in accordance with their terms.

22.	Term and Termination.

a.
Unless sooner terminated in accordance with this Section 22, (i) the Seller Companies shall provide the RWS Services during the Initial Term and any Renewal Period, in accordance with Section 3 above, (ii) the Seller Companies shall provide the Retail Accounting Services during the Initial Accounting Term and any Accounting Renewal Period, in accordance with Section 6 above, (iii) the Seller Companies shall provide the Miscellaneous Services during the Initial Miscellaneous Term and any Miscellaneous Renewal Period, and (iv) the Seller Companies shall provide the Wholesale Employee Services during the WES Term, in accordance with Section 11 above.

b.
The Seller Companies may not terminate this Agreement or any of the Transition Services except as provided in Section 22(g) hereof.  C&S may not terminate this Agreement or any of the Transition Services prior to the first anniversary of the Closing Date, except, with respect to a reduction or termination of particular Transition Services, as provided for in Sections 1(b), 2(b), 5(b) and 8(b) hereof.

c.
Beginning on the first anniversary of the Closing Date, C&S shall have the right to terminate the RWS Services upon at least sixty (60) days prior written notice to the Seller Companies.  [*].  In the event that C&S terminates the RWS Services pursuant to this subsection (c) during a Renewal Period, C&S’s sole obligation hereunder shall be to pay the Seller Companies for the RWS Services up to the date of termination (including the notice period).

d.
During an Accounting Renewal Period, if any, C&S shall have the right to terminate the Retail Accounting Services without cause upon at least sixty (60) days  prior written notice to Penn Traffic.  In the event that C&S terminates the Retail Accounting Services without cause, pursuant to this subsection (d), C&S’s sole obligation hereunder shall be to pay Penn Traffic for the Retail Accounting Services up to the date of termination (including the notice period).

e.
During a Miscellaneous Renewal Period, if any, C&S shall have the right to terminate the Miscellaneous Services without cause upon at least sixty (60) days  prior written notice to Penn Traffic.  In the event that C&S terminates the Miscellaneous Services without cause, pursuant to this subsection (e), C&S’s sole obligation hereunder shall be to pay Penn Traffic for the Miscellaneous Services up to the date of termination (including the notice period).

f.
If (i) the Seller Companies materially breach any of their representations, warranties, covenants or other obligations under this Agreement, and the breaching party does not cure such breach within thirty (30) days of receiving written notice of such breach from C&S, or (ii) C&S has terminated the 3PL Agreement pursuant to Section 12.1(b) thereof, or the Supply Agreement Amendment pursuant to Section 14.1(a) thereof, then C&S may, at its option, terminate this Agreement or any or all of the Transition Services (or portions thereof) for cause by providing written notice of such termination to the Seller Companies.  In addition to all other rights and remedies at law or in equity to pursue money damages or otherwise, in such a case, C&S shall be entitled to (x) receive from the Seller Companies the unearned portion of any fees or payments made to the Seller Companies for Transition Services prior to the date of termination, including, but not limited to, [*], but only to the extent that C&S’ termination of this Agreement was due to Penn Traffic’s material failure to perform the Transition Services for which such fees or payments were made and cure such failure within thirty (30) days of receiving written notice thereof from C&S, and, and (y) upon twenty-four (24) hours’ written notice, [*] or recoup any amounts due from the Seller Companies as a result of any material breach against any amounts due from C&S to the Seller Companies under this Agreement or any other agreement between the parties, including, but not limited to, the Supply Agreement Amendment.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

g.
If C&S materially breaches any of its representations, warranties, covenants or other obligations under this Agreement, and it does not cure such breach within thirty (30) days of receiving written notice of such breach from the Seller Companies, then the Seller Companies may, at their option, suspend their performance of the Transition Services related to such breach by providing written notice of such suspension to C&S, until such time as C&S has cured the breach in all material respects.  In addition, upon twenty-four (24) hours’ written notice, the Seller Companies may [*] or recoup any amounts due from C&S as a result of such material breach against any amounts due from the Seller Companies to C&S under this Agreement or any other agreement between the parties, including, but not limited to, the Supply Agreement Amendment.

23.           No Agency.  Each party shall be an independent contractor hereunder, and this Agreement shall not be construed to create any other relationship between the parties, as principal and agent, employee and employer, joint venturers or otherwise. Except as expressly stated otherwise herein, neither party is authorized to enter into agreements for or on behalf of the other party, collect any obligation due or owed to the other party, accept service of process for the other party, or bind the other party in any manner whatsoever.

24.           Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

25.           Interpretation.  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

26.           Headings.  The headings preceding the text of the paragraphs and other headings of this Agreement and the schedules and exhibits hereto are for convenience of reference only and shall not be deemed part of or in any way affect the meaning or interpretation of this Agreement.

27.           Force Majeure.  Neither party shall be liable in any respect for failures to perform hereunder directly resulting from acts of God, acts of terrorism, acts of civil or military authority, adverse weather, fires, floods, epidemics, quarantine restrictions, armed hostilities or riots.  In the event of any labor dispute, pickets, shut down, work stoppage or sit-in, the parties shall collectively work together to minimize the effects of any of the foregoing on the operation of the Wholesale Business.  In the event that the Transition Services cannot be performed as a result of an event described in the two preceding sentences (each, a “Force Majeure”), (i) the affected provisions and other requirements of this Agreement shall be suspended during the period of such Force Majeure (and performance of the affected party shall be excused to the extent it is delayed, hindered or prevented by any such events), (ii) the affected party shall as soon as is reasonably practicable notify the other parties of such event of Force Majeure and its estimated duration, (iii) to the extent such Force Majeure prevents the Seller Companies from providing any of the Transition Services, C&S shall be entitled to acquire such Services from an alternative source, at its sole cost and expense, until the Seller Companies can again provide such Services, and (iv) to the extent such Force Majeure prevents the Seller Companies from providing any of the Transition Services, C&S shall not be obligated to pay Penn Traffic for such Services ([*]).

28.           Binding Nature; Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party hereto.  Notwithstanding the preceding sentence, C&S may assign any or all of its rights and obligations hereunder to an affiliate without the consent of the Seller Companies.  Subject to the foregoing consent rights, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, as well as (i) any transferee in connection with a sale of all or substantially all of the assets of a party, (ii) any surviving corporation in any merger or consolidation in which a party is not the surviving corporation following such merger or consolidation, or (iii) either party upon any sale of a controlling equity, shareholder or other ownership interest in such party.

29.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

30.           Entire Understanding.  This Agreement, together with the APA and Related Agreements, and the exhibits and schedules hereto and thereto, sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby, and this Agreement, together with the APA and Related Agreements, and the exhibits and schedules hereto and thereto, supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and are not intended to confer upon any other party other than the parties hereto any rights and remedies, claims or courses of action hereunder.

31.           Counterparts and Execution.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

32.           Cooperation.  The Seller Companies and C&S agree to cooperate with each other and act in good faith to implement the provisions of this Agreement, including, without limitation, to affect a smooth, orderly and cost-efficient transfer of the Acquired Assets and the Wholesale Business to C&S.

33.           Employees.  The Seller Companies and C&S are independent contractors.  Neither party has the right or power, express or implied, to do any act or thing that would bind the other party, except as expressly set forth herein.  All employees at or relating to the Facilities, all employees relating to the Dubois or Syracuse divisions or the Corporate Stores, all Retail Accounting Personnel and Corporate Division Personnel and all individuals otherwise employed by Penn Traffic, with the exception of the Wholesale Employees from and after the Employee Closing (collectively, the “Penn Traffic Employees”), are and will continue to be the employees solely of Penn Traffic.  In connection with the Penn Traffic Employees, Penn Traffic acknowledges that it is responsible for complying with all federal, state, and local common and statutory laws and regulations.  Nothing in this Agreement shall alter the status of the Penn Traffic Employees, and the Penn Traffic Employees shall not be considered or deemed in any way to be employees of C&S.  C&S shall not exercise any authority over the Penn Traffic Employees, including, but not limited to, selecting, engaging, fixing the compensation of, discharging and otherwise managing, supervising and controlling the Penn Traffic Employees and no joint employer relationship shall exist.  Once employed by C&S as of the Employee Closing, the Wholesale Employees will be the employees solely of C&S, and the Seller Companies shall not exercise any authority over the Wholesale Employees, including, but not limited to, selecting, engaging, fixing the compensation of, discharging and otherwise managing, supervising and controlling the Wholesale Employees and no joint employer relationship shall exist.  Penn Traffic acknowledges and agrees that the Wholesale Employees based in the Facilities as of the Employee Closing will remain located in the Facilities unless and until C&S decides to change their location base.  Representatives of C&S shall have reasonable periodic access to the Facilities during normal business hours and upon reasonable prior notice in order to meet with the Wholesale Employees and/or the Penn Traffic Employees providing the Transition Services.

34.           Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of Penn Traffic and C&S and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon an other person any legal or equitable right, benefit or remedy of any nature whatsoever, including, but not limited, the Wholesale Customers, the New Customers or the Wholesale Employees.

35.           Relationship Managers.  Each party will appoint an individual (each, a “Relationship Manager”) who, from the date of this Agreement until replaced by the appointing party, will serve as that party’s representative under this Agreement.  Each party will cause its Relationship Manager to (i) manage and coordinate the performance of that party’s obligations under this Agreement, and (ii) be authorized to act for and on behalf of such party with regard to all matters under this Agreement.  A party may only replace a Relationship Manager upon seven (7) days written notice to the other parties.  As of the Closing, the Relationship Manager for the Seller Companies is Chris McMahon and the Relationship Manager for C&S is Robert Chapman.

[Remainder of Page Intentionally Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be duly executed as of the date first written above.

THE PENN TRAFFIC COMPANY

By:
Name
Title

C&S WHOLESALE GROCERS, INC.

By:
Name
Title

BIG M SUPERMARKETS, INC.

By:
Name
Title

LIST OF SCHEDULES

Schedule 1(a)	RWS Services

Schedule 5(a)	Retail Accounting Services

Schedule 8(a)	Miscellaneous Services

Schedule 11(a)	List of Wholesale Employees

Schedule 14	Reporting and Accounting

Schedule 15(a)	Additional Services

Schedule 20(f)	Calculation of Budgeted Funds